EXHIBIT 99.3

FORM OF NOTICE OF GUARANTEED DELIVERY

relating to

ALESTRA, S. DE R.L. DE C.V.’s

Offer to Exchange
Senior Step-Up Notes due 2008 for all outstanding 12 1/8% Senior Notes due 2006 (CUSIP NOS. 01446PAA2 AND 01446PAB0; ISIN NOS. US01446PAA21 AND US01446PAB04)	Cash Tender Offer for a portion of outstanding 12 1/8% Senior Notes due 2006 and a portion of outstanding 12 5/8% Senior Notes due 2009 and Senior Step-Up Notes due 2011
for all outstanding 12 5/8% Senior Notes due 2009 (CUSIP NOS. 01446PAD6 AND 01446PAC8; ISIN NOS. US01446PAD69 AND US01446PAC86)
and solicitations of consents to amend the indentures for the 12 1/8% Senior Notes due 2006 and the 12 5/8% Senior Notes due 2009

As described in the Prospectus dated         , 2003

This Notice of Guaranteed Delivery relates to Alestra, S. de R.L. de C.V.’s (the “Company”) exchange offer, cash tender offer and consent solicitation with respect to its above-listed securities (the “Existing Notes”), as described in the Prospectus dated         , 2003 and the related Letters of Transmittal and Consent (the “Letters of Transmittal”), which together constitute the “Offers” receipt of which is hereby acknowledged. This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offers if (i) certificates for the Existing Notes are not immediately available, (ii) certificates for the Existing Notes, in proper form for transfer, cannot be delivered to the Exchange Agent, or (iii) the procedures for book-entry transfer of the Existing Notes to the Exchange Agent cannot be completed, prior to the expiration of the Offers. This Notice of Guaranteed Delivery, or one substantially equivalent hereto, and the Letters of Transmittal (or facsimile thereof) in the form provided by the Company, must be properly completed, duly executed and received by the Exchange Agent prior to the expiration of the Offers. See “Description of the Offers—Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Agent For The Exchange Offer Is:

THE BANK OF NEW YORK

By Registered or Certified Mail: The Bank of New York Corporate Trust Reorganization Unit 101 Barclay Street, 7E New York, NY 10286 Attn: Kin Lau	Facsimile Transmissions: (212) 298-1915 To Confirm by Telephone or for Information: (212) 815-3750 Toll Free 800 254-2826	By Overnight Delivery or Hand The Bank of New York Corporate Trust Reorganization Unit 101 Barclay Street, 7E New York, NY 10286 Attn: Kin Lau

If you have questions regarding completing this letter of transmittal, you may contact the Information Agent:

D.F. King & Co., Inc.
77 Water Street, 20th Floor
New York, New York 10005
Banks and Brokers call Collect: (212) 269-5550
All Other Call Toll Free: (866) 868-2409

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE SIGNATURE GUARANTOR” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for the Existing Notes set forth in the accompanying Letter of Transmittal, or confirmation of the book-entry transfer of such Existing Notes to the Exchange Agent’s account at The Depositary Trust Company pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with a properly completed and duly executed Letter of Transmittal and all other documents required by the Exchange Offer, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Existing Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
(AUTHORIZED SIGNATURE)
Address:
Title:

(ZIP CODE)	Name:
Area Code and Telephone Number:	(PLEASE TYPE OR PRINT)

Date:
NOTE: DO NOT SEND EXISTING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF EXISTING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS.